Exhibit 99.1

GLADSTONE ACQUISITION CORP

BALANCE SHEET

AUGUST 9, 2021

	August 9, 2021	Pro Forma Adjustments			As Adjusted
		(unaudited)			(unaudited)
Assets:
Cash	$2,023,122	$—			$2,023,122
Prepaid expenses	424,615	—			424,615

Total Current Assets	2,447,737	—			2,447,737

Prepaid expenses, non-current portion	196,721	—			196,721
Cash held in trust account	102,000,000	4,924,800	(a	)	107,023,296
		98,496	(c	)

Total Assets	$104,644,458	$5,023,296			$109,667,754

Liabilities and Stockholders’ Equity
Accrued offering costs and expenses	731,900	—			731,900
Promissory note – related party	240,000	—			240,000
Due to related party	333	—			333

Total Current Liabilities	972,233	—			972,233
Deferred underwriters’ discount	3,500,000	172,368	(b	)	3,672,368

Total Liabilities	4,472,233	172,368			4,644,601
Commitments
Common stock subject to redemption, 9,330,610 and 9,806,191 shares, respectively, at redemption value of $10.20	95,172,224	4,850,928	(d	)	100,023,152
Stockholders’ Equity:
Preference stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—			—
Class A Common stock, $0.0001 par value; 200,000,000 shares authorized; 869,390 and 886,289 shares issued and outstanding (excluding 9,330,610 and 9,806,191 shares subject to possible redemption, respectively)	87	49	(a	)	88
		(48)	(d	)
Class B Common stock, $0.0001 par value; 20,000,000 shares authorized; 2,875,000 shares issues and outstanding	288	—			288
Additional paid-in capital	5,057,411	4,924,751	(a	)	5,057,410
		(172,368)	(b	)
		98,496	(c	)
		(4,850,880)	(d	)
Accumulated deficit	(57,785)	—			(57,785)

Total Stockholders’ Equity	5,000,001	—			5,000,001

Total Liabilities and Stockholders’ Equity	$104,644,458	$5,023,296			$109,667,754

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Gladstone Acquisition Corp. (the “Company”) as of August 9, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on August 18, 2021.

The Company consummated its initial public offering (the “IPO”) of 10,000,000 units (the “Units”) on August 9, 2021. Each Unit consists of one share of Common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of Common stock at a price of $11.50 per share, subject to adjustment.

The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $100,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments, if any. On August 18, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 492,480 Over-Allotment Units, generating an aggregate of gross proceeds of $4,924,800.

Simultaneously with the exercise of the Underwriters’ over-allotment option, the Sponsor of the Company purchased an additional 98,496 Private Placement Warrants, generating aggregate gross proceeds of $98,496.

Upon closing of the IPO and the sale of the Over-Allotment Units, a total of $107,023,296 ($10.20 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$4,924,800
	Common stock		$49
	Additional paid-in capital		$4,924,751
	To record proceeds from sale of over-allotment units
(b)	Additional paid-in capital	$172,368
	Deferred underwriters’ fee payable		$172,368
To record additional deferred underwriters’ fee arising from the sale of the over-allotment units
(c)	Cash held in trust account	$98,496
	Additional paid-in capital		$98,496
	To record proceeds from sale of additional private placement warrants
(d)	Additional paid-in capital	$4,850,880
	Common stock	$48
	Common stock subject to redemption		$4,850,928
	To record additional shares subject to redemption arising from the over-allotment exercise